UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

The Hillman Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10590 Hamilton Avenue

Cincinnati, Ohio 45231-1764

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 851-4900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2012 (the “Closing Date”), The Hillman Group, Inc. (“Hillman Group”), a subsidiary of The Hillman Companies, Inc. (the “Company”), closed its previously announced offering of $65 million aggregate principal amount of 10.875% Senior Notes due 2018 (the “Notes”). The Company and its subsidiaries will use the net proceeds from the offering of the Notes, together with the net proceeds from its term loan financing, to pay the purchase price of the previously announced acquisition of H. Paulin & Co., Limited (“Paulin”) by the Company (the “Paulin Acquisition”), to repay a portion of indebtedness under its revolving credit facility, to pay fees, expenses and payments related to the Paulin Acquisition and for general corporate purposes.

Note Purchase Agreement

In connection with the Notes offering, Hillman Group and the Company, Hillman Investment Company, All Points Industries, Inc., and SunSub C Inc. (collectively, the “Note Guarantors”) entered into a Purchase Agreement, dated December 18, 2012, between Hillman Group, the Note Guarantors and the Initial Purchaser (the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, the Initial Purchaser agreed to purchase, and Hillman Group agreed to sell, the Notes, which the Initial Purchaser re-sold in an offering exempt from registration under the Securities Act of 1933, as amended. The Note Purchase Agreement contains warranties, covenants and closing conditions that are customary for transactions of this type. In addition, Hillman Group and the Note Guarantors have agreed to indemnify the Initial Purchaser against certain liabilities arising from the transactions under the Note Purchase Agreement, including liabilities under the federal securities laws. The Note Purchase Agreement also contains customary contribution provisions.

The Initial Purchaser and its affiliates from time to time have provided or in the future may provide various investment and commercial banking and financial advisory services to the Company and its affiliates and subsidiaries, for which they have received customary fees and commissions and they expect to provide these services to the Company and its affiliates in the future, for which they expect to receive customary fees and commissions. In addition, affiliates of the Initial Purchaser are lenders or agents under the Company’s $420 million senior secured first lien credit facility, consisting of a $390 million term loan and a $30 million revolving credit facility.

This summary does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K. Interested parties should read the Note Purchase Agreement in its entirety.

10.875% Senior Notes due 2018

On the Closing Date, Hillman Group issued $65 million in aggregate principal amount of the Notes. The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of the Closing Date, by and among (i) Hillman Group, (ii) the Company, Hillman Investment Company, All Points Industries, Inc., and SunSub C Inc. (collectively, the “Note Guarantors”) and (iii) Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Note Guarantors have issued guarantees (collectively, the “Guarantees”) of Hillman Group’s obligations under the Notes and the Indenture on a senior unsecured basis.

Special Redemption. If the Paulin Acquisition is not completed on or prior to March 28, 2013, or such earlier date as Hillman Group determines in its sole discretion that the Paulin Acquisition cannot be completed, Hillman Group will be required to redeem the Notes at a price equal to the offering price of the Notes (exclusive of pre-issuance interest), plus accrued and unpaid interest (including, for the avoidance of doubt, pre-issuance interest) from December 1, 2012 to, but not including, the date of redemption.

Mandatory Exchange Redemption. Following the consummation of the Paulin Acquisition, Hillman Group will redeem all of the Notes by issuing in exchange therefor Hillman Group’s 10.875% Senior Notes due 2018 (the “Permanent Notes”) in an aggregate principal amount equal to the aggregate principal amount of the Notes (the “Mandatory Exchange Redemption”). The Permanent Notes so issued will constitute an additional issuance of Hillman Group’s 10.875% Senior Notes due 2018 pursuant to that certain indenture, dated as of May 28, 2010, as amended and supplemented on December 29, 2010 and April 1, 2011, between Hillman Group, the Note Guarantors and the Trustee (the “Existing Hillman Indenture”), under which Hillman Group previously issued $200 million in aggregate principal amount of 10.875% Senior Notes due 2018 (the “Existing Hillman Notes” and, together with the Permanent Notes, the “Hillman Notes”). Due to the mandatory nature of such exchange, if the Paulin Acquisition and such exchange are consummated, an investment in the Notes will result in an investment in the Permanent Notes without any further action by the holders of the Notes.

The Permanent Notes will be identical to, and will be pari passu with, the Existing Hillman Notes, except that the Permanent Notes will be subject to transfer restrictions under applicable securities laws and will have different CUSIP and ISIN numbers from the date of their issuance until the consummation of the Exchange Offer (as defined below), pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of the Closing Date, by and among Hillman Group, the Note Guarantors and the Initial Purchasers, at which time Hillman Group intends to cause such Permanent Notes to have the same CUSIP and ISIN numbers as the Existing Hillman Notes.

Certain terms and conditions of the Notes, the Indenture and the Registration Rights Agreement are as follows:

Maturity. The Notes mature on May 31, 2018.

Interest. The Notes accrue interest of 10.875% per year. Interest on the Notes is paid on each June 1 and December 1, except for the final interest payment date of May 31, 2018, commencing on June 1, 2013.

Ranking. The Notes are general unsecured, senior obligations of Hillman Group that effectively rank subordinate to all existing and future secured indebtedness, including indebtedness under the new term loan and the revolving credit facility, to the extent of the value of the collateral securing such indebtedness. The Notes structurally rank subordinate to all existing and future indebtedness and other liabilities, including trade payables, of any non-guarantor subsidiaries (other than indebtedness and other liabilities owed to Hillman Group). The Notes rank equal in right of payment to all existing and future senior unsecured indebtedness and senior in right of payment to all future subordinated indebtedness.

Guarantees. The Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Note Guarantors. All of the Note Guarantors have guaranteed Hillman Group’s obligations under the term loan and the revolving credit facility on a senior unsecured basis. Each guarantee effectively ranks subordinate to all existing and future secured indebtedness, including its guarantee of indebtedness under the new term loan and the revolving credit facility, to the extent of the value of the collateral securing such indebtedness. Each guarantee structurally ranks subordinate to all existing and future indebtedness and other liabilities, including trade payables, of any non-guarantor subsidiaries (other than indebtedness and other liabilities owed to Hillman Group). Each guarantee ranks equal in right of payment to all existing and future senior unsecured indebtedness and senior in right of payment to all future subordinated indebtedness.

Optional Redemption. Hillman Group has the option to redeem the Notes prior to June 1, 2014 at a redemption price equal to 100% of the principal amount plus a make-whole premium and accrued and unpaid interest to the date of redemption. At any time on or after June 1, 2014, Hillman Group may redeem some or all of the Notes at certain fixed redemption prices expressed as percentages of the principal amount, plus accrued and unpaid interest.

Following the Mandatory Exchange Redemption, at any time prior to June 1, 2013, Hillman Group may, from time to time, redeem up to 35% of the aggregate principal amount of the Hillman Notes with the net cash proceeds received by Hillman Group from certain equity offerings at a price equal to 110.875% of the principal amount of the Hillman Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption, provided that the redemption occurs within 90 days of the closing date of such equity offering, and at least 65% of the aggregate principal amount of the Hillman Notes issued under the Existing Hillman Indenture remains outstanding immediately thereafter.

Change of Control. If a change of control occurs, each holder of notes may require Hillman Group to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such notes, plus any accrued or unpaid interest to, but not including, the date of repurchase.

Covenants. The Indenture governing the Notes contains covenants limiting, among other things, the ability of Hillman Group and its direct and indirect restricted subsidiaries to sell assets; pay dividends or make other distributions or repurchase or redeem their capital stock or make restricted payments in respect of subordinated indebtedness; make investments; incur additional indebtedness and issue preferred stock; create certain liens; enter into agreements that restrict dividends or other payments from the restricted subsidiaries of Hillman Group to Hillman Group; consolidate, merge or transfer all or substantially all of the assets of Hillman Group; engage in transactions with affiliates; and create unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications.

Events of Default. The Indenture contains customary events of default which could, subject to certain conditions, cause the Notes to become immediately due and payable, including, but not limited to, the failure to make premium or interest payments; failure by Hillman Group to accept and pay for notes tendered when and as required by the change of control and asset sale provisions of the Indenture; failure to comply with the merger covenant in the Indenture; failure to comply with certain agreements in the Indenture following notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; a default under any mortgage, indenture or instrument caused by a failure to pay any indebtedness at final maturity after the expiration of any applicable grace period or that results in the acceleration of any indebtedness prior to its express maturity, if the amount of such indebtedness aggregates $10 million or more; failure to pay final judgments entered by a court or courts of competent jurisdiction aggregating $10.0 million or more (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 days; and certain events of bankruptcy or insolvency.

Existing Hillman Notes. Following the consummation of the Paulin Acquisition, Hillman Group will redeem all of the Notes by issuing in exchange therefor Permanent Notes in an aggregate principal amount equal to the aggregate principal amount of the Notes. The Permanent Notes so issued will constitute an additional issuance of Existing Hillman Notes under the Existing Hillman Indenture. Certain terms and conditions of the Existing Hillman Notes are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2010.

Exchange Offer and Registration Rights. Pursuant to the Registration Rights Agreement, Hillman Group is obligated to file with the SEC, a registration statement within 30 days after the later to occur of (i) the Mandatory Exchange Redemption and (ii) the final date by which the Company is required by applicable SEC rules to file with the SEC acquired company financial statements of Paulin, enabling holders of Permanent Notes to exchange the privately placed Permanent Notes for publicly registered notes with substantially identical terms (the “Exchange Offer”). Hillman Group is obligated to use all commercially reasonable efforts to cause the registration statement to become effective within 75 days after the initial filing thereof and to complete the Exchange Offer within 30 business days after the registration statement becomes effective. Hillman Group will pay special interest on the Permanent Notes if it does not comply with certain of its obligations under the Registration Rights Agreement.

This summary does not purport to be complete and is qualified in its entirety by reference to the Indenture (including the form of Note attached thereto) and the Registration Rights Agreement, which are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K. Interested parties should read these documents in their entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Notes offering is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture governing the Temporary 10.875% Senior Notes due 2018, dated December 21, 2012, by and among The Hillman Group, Inc., the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement, dated December 21, 2012, by and among The Hillman Group, Inc., the Guarantors party thereto and Barclays Capital Inc.

10.1	Purchase Agreement (in relation to $65,000,000 aggregate principal amount of initial notes), dated as of December 18, 2012, by and among The Hillman Group, Inc., the Guarantors party thereto and the initial purchaser thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2012	THE HILLMAN COMPANIES, INC.

	By:	/s/ Anthony A. Vasconcellos

	Name:	Anthony A. Vasconcellos
	Title:	Chief Financial Officer

EXHIBIT LIST

Exhibit Number	Description

4.1	Indenture governing the Temporary 10.875% Senior Notes due 2018, dated December 21, 2012, by and among The Hillman Group, Inc., the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement, dated December 21, 2012, by and among The Hillman Group, Inc., the Guarantors party thereto and Barclays Capital Inc.

10.1	Purchase Agreement (in relation to $65,000,000 aggregate principal amount of initial notes), dated as of December 18, 2012, by and among The Hillman Group, Inc., the Guarantors party thereto and the initial purchaser thereunder.